EXHIBIT 10.3

WAIVER OF CERTAIN EMPLOYMENT AGREEMENT ENTITLEMENTS

     THIS WAIVER OF CERTAIN EMPLOYMENT AGREEMENT ENTITLEMENTS (this “Agreement”) is dated as of June 14, 2005 (the “Effective Date”) by and between MARY JANE JOHNSON (hereinafter referred to as the “Executive”), and COMPREHENSIVE CARE CORPORATION, a Delaware corporation (hereinafter referred to as the “Corporation”).

RECITALS

     WHEREAS, the parties entered into that certain Employment Agreement dated effective February 7, 2003, as amended by that certain First Amendment dated as of the Effective Date (collectively, the “Employment Agreement”);

     WHEREAS, the Corporation has entered into a Securities Purchase Agreement, dated as of the Effective Date (the “Purchase Agreement”), pursuant to which the Corporation will issue to Woodcliff Healthcare Investment Partners, LLC (the “Investor”), 14,400 shares of the Corporation’s Series A Convertible Preferred Stock, $50.00 par value per share (“Series A Preferred Stock”) in exchange for $3,600,000.00 in cash, which represents a purchase price of $250.00 per share, as well as shares of the Corporation’s common stock, par value $0.01 per share, upon any exercise of the put options by the Corporation on the terms and conditions set forth in the Purchase Agreement (collectively, the “Private Offering”);

     WHEREAS, in conjunction with the Private Offering, the Corporation desires that Executive waive any entitlements the Executive may receive in the Event of a Change of Control from the Corporation and any entitlements the Executive may have to a Special Transaction Bonus as described hereinbelow; and

     WHEREAS, this waiver of certain of the Executive’s rights pursuant to her Employment Agreement is being delivered as a condition to the closing of the transactions contemplated by the Purchase Agreement in favor of the Investor and as partial consideration for the Investor’s purchase of the Series A Preferred Stock; and

     WHEREAS, Executive agrees to waive said entitlements.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter specified, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, it is agreed as follows:

     1. Recitals; Defined Terms. The recital clauses set forth hereinabove are true and correct and are incorporated herein by this reference. Except as expressly provided herein to the contrary, all capitalized terms utilized in this Agreement that are not defined in this Agreement shall have the meanings ascribed to such terms in the Employment Agreement.

     2. Waiver of Change of Control Entitlements. The parties acknowledge that Article VI of the Employment Agreement states that, in the event of a Change of Control as described therein, (i) the Executive, in her sole discretion, may elect to terminate her employment at any time within one (1) year following the Change in Control and upon her election to terminate her employment, the Corporation is obligated to pay to Executive a Severance Benefit or (ii) in the event that Executive does not elect to terminate her employment within one year following a Change in Control and during such one year period or at any time thereafter during the unexpired term of this Agreement and (i) her employment is terminated by the Company for reasons other than cause, as defined herein, or (ii) though not terminated by the Company, Executive’s duties and responsibilities are materially curtailed or diminished from those prevailing immediately preceding the time of the Change in Control, and following such material curtailment or diminution, Executive elects to terminate her employment irrespective of whether or not the term of this Agreement shall have expired, then the Company shall pay to the Executive a severance benefit equal to the greater of the Executive’s Base Salary for the unexpired portion of the term or an amount equal to two times the amount of Executive’s Base Salary [all of the remuneration and benefits described in clauses (i) and (ii) of this sentence hereinafter referred to as the (“Change of Control Entitlements”)]. In consideration of the Corporation’s amending Executive’s Employment Agreement in connection with the Private Offering, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Executive, the Executive hereby waives, releases, forfeits and relinquishes any and all right, claim, title and interest in and to the Change of Control Entitlements that may be triggered by the closing of the Private Offering, and agrees that the Corporation and its officers, directors, employees, stockholders, agents, successors and assigns shall have no obligation to make payment of or provision for the Change of Control Entitlements in such case.

     3. Waiver of Special Transaction Bonus. The parties acknowledge that Article VIII of the Employment Agreement states that, upon the consummation of a Special Transaction, as described therein, the Corporation is obligated to pay to the Executive a Special Transaction Bonus equal to 1% of the Special Transaction Value in excess of $5 million [all of the remuneration and benefits described in this sentence hereinafter referred to as the (“Bonus Entitlements”)]. In consideration of the Corporation’s amending Executive’s Employment Agreement in connection with the Private Offering, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Executive, the Executive hereby waives, releases, forfeits and relinquishes any and all right, claim, title and interest in and to the Bonus Entitlements that may be triggered by the Private Offering, and agrees that the Corporation and its officers, directors, employees, stockholders, agents, successors and assigns shall have no obligation to make payment of or provision for the Bonus Entitlements in such case.

     4. Binding; Specific Performance. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and the respective legal and personal representatives, heirs, successors and assigns of the parties hereto. The parties hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto by reason of failure of the other party to perform any of their obligations under this Agreement. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, the defendant or defendants against whom the action or proceeding is brought hereby waive the claim or defense therein that such a party has an adequate remedy at law, and such party shall not urge in any action or proceeding the claim or defense that a remedy at law exists.

     5. Governing Laws. This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Florida.

     6. Waiver of Right to Trial by Jury. THE CORPORATION AND EXECUTIVE WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY EXPRESSLY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS WAIVER PROVISION.

     7. Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and all such other provisions shall continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidities shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law, continue in full force and effect.

     8. Notices. Any notice or communication given pursuant hereto by any party shall be in writing and hand delivered or mailed by registered or certified mail, postage prepaid, to the party at the address set forth below or to such other address as a party may designate by written notice given to the other party in accordance with this provision.

     9. Headings. The headings of the paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     10. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11. Amendment. This Agreement may not be amended or modified except by instrument in writing signed by all of the parties.

     12. Counterparts. This Agreement may be executed in any number of counterparts, by facsimile signature or otherwise, each of which shall be an original but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective the date first set forth above.

EXECUTIVE:

MARY JANE JOHNSON

/s/ Mary Jane Johnson

Mary Jane Johnson

Address: 204 South Hoover Blvd., Suite 200
Tampa, FL 33609

CORPORATION:

COMPREHENSIVE CARE CORPORATION, a
Delaware corporation

By:	/s/ Robert J. Landis

Robert J. Landis, Chief Financial Officer

Address: 204 South Hoover Blvd., Suite 200
Tampa, FL 33609

Acknowledged and Agreed

WOODCLIFF HEALTHCARE INVESTMENT PARTNERS, LLC

By:	/s/ Nicholas Lewin

Nicholas Lewin, Managing Member

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